                                                                     Exhibit 4.1
                                                                     -----------

                       AMENDED AND RESTATED QUANDO, INC.

                             1994 STOCK OPTION PLAN
                             ----------------------


     1.   Background of Plan.  Pursuant to that certain Agreement and Plan of
          ------------------
Reorganization dated as of July 24, 1998 (the "Reorganization Agreement") by and among Infoseek Corporation, a California corporation ("Infoseek California") (which assigned its interest thereunder to Infoseek Corporation, a Delaware corporation ("Infoseek") pursuant to an Assignment and Assumption Agreement dated as of December 4, 1998), Steelhead Acquisition Corp., an Oregon corporation and a wholly-owned subsidiary of Infoseek ("Steelhead"), Quando, Inc., an Oregon corporation ("Quando"), David Billstrom and William Neuhauser (collectively, the "Principal Shareholders," and individually, the "Principal Shareholder"), U.S. Bank Trust, N.A, as Escrow Agent and, with respect to
Article VII only, Stanton R. Koch as Shareholder Representative, as amended pursuant to Amendment No. 1 to the Agreement and Plan of Reorganization dated as of December 7, 1998 and the related Plan of Merger dated January 15, 1999 (the "Plan of Merger") by and among Infoseek, Steelhead and Quando, Infoseek assumed the obligations of Quando under the Plan (the "Assumed Plan"). This Plan hereby amends and restates the Assumed Plan to reflect such assumption by Infoseek.


     2.   Purpose.  This 1994 Stock Option Plan (the "Plan") is intended to
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provide incentives (a) to the officers and other employees of Infoseek and its affiliates and any present and future subsidiaries and their affiliates (the "Company") by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), ("ISO" or "ISOs"), and (b) to directors, officers, employees and consultants of the Company by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation" as those terms are defined in Sections 424(e) and 424(f), respectively, of the Code.

     3.   Administration of the Plan.
          --------------------------

          (a) Board or Committee Administration.  The Plan shall be administered
              ---------------------------------
by the Board of Directors of the Company (the "Board"). The Board may appoint a Stock Option Plan Committee (the "Committee") of three or more of its members to administer this Plan. All references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant of each Option by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company (from among the class of employees eligible under paragraph 4 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 4 to receive Non-Qualified Options) to whom Non-Qualified Options may be granted;
(ii) determine the time or times at which Options may be granted; (iii) determine the option price of shares subject to each Option, which price (with respect to ISOs) shall not be less than the minimum price specified in paragraph 7; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 8) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, and the nature of such restrictions, if any, and
(vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

          (b) Committee Actions.  The Committee may select one of its members as
              -----------------
its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

          (c) Grant of Options to Board Members.  Options may be granted to
              ---------------------------------
members of the Board, but any such grant shall be made and approved in accordance with subparagraph 3(d), if applicable. All grants of Options to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who are either (i) eligible for Options pursuant to the Plan or (ii) have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting to himself of Options but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Options.

          (d) Compliance with Federal Securities Laws.  In the event the Company
              ---------------------------------------
registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any grants to a member of the Board of Options (made at any time from the effective date of such registration until six months after the termination of such registration) shall be made only with the approval of a majority of the other members of the Board; provided, however, that if a majority of the Board is eligible to participate in the Plan or in any other stock option or other stock plan of the Company or any of its affiliates, or has been so eligible at any time within the preceding year, any grant to a member of the Board of Options must be made by, or

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only in accordance with the recommendation of, a committee consisting of three or more persons, who may but need not be directors or employees of the Company, appointed by the Board but having full authority to act in the matter, none of whom is eligible to participate in this Plan or any other stock option or other stock plan of the Company or any of its affiliates, or has been eligible at any time within the preceding year. The requirements imposed by the preceding sentence shall also apply with respect to grants to officers who are not also directors. Once appointed, the committee shall continue to serve until otherwise directed by the Board.

     4.   Eligible Employees and Others.  ISOs may be granted to any officer or
          -----------------------------
other employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options may be granted to any director (whether or not an employee), officer, employee or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO or a Non-Qualified Option. Granting of any Option to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Options.

     5.   Stock.  The stock subject to Options shall be authorized but unissued
          -----
shares of Common Stock of the Company (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 35,000, subject to adjustment as provided in paragraph 14. Any such shares may be issued as ISOs or Non-Qualified Options, so long as the number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Options shall again be available for grants of Options under the Plan.

     6.   Granting of Options.  Options may be granted under the Plan at any
          -------------------
time after October 5, 1994 and prior to October 4, 2004. The date of grant of an Option under the Plan will be the date specified by the Committee at the time it grants the Option; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 18.

     7.   Minimum Option Price; ISO Limitations.
          -------------------------------------

          (a) Price for Non-Qualified Options.  The exercise price per share
              -------------------------------
specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than eighty-five percent (85%) of the fair market value (as determined under paragraph 17) per share of Common Stock on the date of such grant.

          (b) Price for ISOs.  The exercise price per share specified in the
              --------------
agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to all employee owning stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation (a "10% Shareholder"), then the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value of Common Stock on the date of grant.

          (c) $100,000 Annual Limitation on ISOs.  Each eligible employee may be
              ----------------------------------
granted ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner that would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any Options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

     8.   Option Duration.  Subject to earlier termination as provided in
          ---------------
paragraphs 10 and 11, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Non-Qualified Options, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to a 10% Shareholder. Subject to earlier termination as provided in paragraphs 10 and 11, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 18.

     9.   Exercise of Option.  Subject to the provisions of paragraphs 10
          ------------------
through 13, each Option granted under the Plan shall be exercisable as follows:

          (a) Vesting.  The Option shall either be fully exercisable on the date
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of grant or shall become exercisable thereafter in such installments as the
Committee may specify.

          (b) Full Vesting of Installments.  Once an installment becomes
              ----------------------------
exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

          (c) Partial Exercise.  Each Option or installment may be exercised at
              ----------------
any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

          (d) Acceleration of Vesting.  The Committee shall have the right to
              -----------------------
accelerate the date of exercise of any installment of any Option; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 18) if such acceleration would violate the annual vesting limitation contained in Section 422(b)(7) of the Code, as described in subparagraph 7(c).

     10.  Termination of Employment.  If an ISO optionee ceases to be employed
          -------------------------
by the Company other than by reason of death or disability as defined in paragraph 11, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of ninety (90) days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 18. Employment shall be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the employee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company, so long as the optionee continues to be an employee of the Company. Nothing in the Plan shall be deemed to give any grantee of any Option the right to be retained in employment or other service by the Company or any Related Corporation for any period of time. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination or cancellation provisions as the Committee may determine.

     11.  Death; Disability.
          -----------------

          (a) Death.  If an ISO optionee ceases to be employed by the Company by
              -----
reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the ISO's specified expiration date or one year from the date of the optionee's death.

          (b) Disability.  If an ISO optionee ceases to be employed by the
              ----------
Company by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the ISO's specified expiration date or one year from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

          (c) Non-Qualified Options.  In granting any Non-Qualified Option, the
              ---------------------
Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth in subparagraphs 11(a) and 11(b) with respect to ISOs, or to such other termination or cancellation provisions as the Committee may determine (including without limitation, the termination provisions set forth in the following sentence). If an optionee (serving as a consultant to the Company) is a corporation, partnership, trust or other entity that is dissolved, liquidated becomes insolvent or enters into a merger or acquisition with respect to which such optionee is not the surviving entity at the time when such entity is serving as a consultant to the Company, the Non-Qualified Options held by the optionee shall immediately terminate as of the date of such event, and the only rights of the optionee under this Plan shall be those as to which the optionee's Non-Qualified Options were properly exercised before such dissolution or other event.

     12.  Assignability.  No Option shall be assignable or transferable by the
          -------------
optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee each Option shall be exercisable only by him.

     13.  Terms and Conditions of Options.  Options shall be evidenced by
          -------------------------------
instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 7 through 12 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     14.  Adjustments.  Upon the happening of any of the following described
          -----------
events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

          (a) Stock Dividends and Stock Splits.  If the shares of Common Stock
              --------------------------------
shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          (b) Consolidations or Mergers.  If the Company is to be consolidated
              -------------------------
with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to outstanding Options, take one or more of the following actions: (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; (ii) accelerate the date of exercise of such Options or of any installment of any such Options; (iii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iv) terminate all Options in exchange for a cash payment equal to the excess of the fair market value (as determined under paragraph 17) of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

          (c) Recapitalization or Reorganization.  In the event of a
              ----------------------------------
recapitalization or reorganization of the Company (other than a transaction described in subparagraph (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

          (d) Modification of ISOs.  Notwithstanding the foregoing, any
              --------------------
adjustments made pursuant to subparagraphs (a), (b) or (c) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs as that term is defined in Section 425 of the Code, or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

          (e) Dissolution or Liquidation.  In the event of the proposed
              --------------------------
dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

          (f) Issuances of Securities.  Except as expressly provided herein, no
              -----------------------
issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          (g) Fractional Shares.  No fractional shares shall actually be issued
              -----------------
under the Plan, and the optionee shall receive from the Company cash in lieu of such fractional shares.

          (h) Adjustments.  Upon the happening of any of the foregoing events
              -----------
described in subparagraphs (a), (b) or (c) above, the class and aggregate number of shares set forth in paragraph 5 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee shall determine the specific adjustments to be made under this paragraph 14 and, subject to paragraph 3, its determination shall be conclusive.

          (i) Restricted Common Stock.  If any person or entity owning
              -----------------------
restricted Common Stock obtained by exercise of an Option made hereunder receives new or additional or different shares or securities ("New Securities") in connection with a corporate transaction described in subparagraph (a), (b) or
(c) above as a result of owning such restricted Common Stock, such New Securities shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such New Securities were issued, unless otherwise determined by the Committee or the Successor Board.

     15.  Means of Exercising Options.  An Option (or any part or installment
          ---------------------------
thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value (as determined under paragraph 17) equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Committee, by delivery of the optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Committee, by any combination of (a), (b) or (c) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), or (d) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 14 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     16.  Term and Amendment of Plan.  This Plan was adopted by the Board and by
          --------------------------
the holders of all of the outstanding shares of voting capital stock of the Company on October 5, 1994. The Plan shall expire on October 4, 2004 (except as to Options outstanding on that date). The Board may terminate or amend the Plan in any respect at any time, except that, each of the following actions shall also require the approval of shareholders obtained within 12 months before or after the Board adopts a resolution authorizing such action: (a) any increase in the total number of shares that may be issued under the Plan (except by adjustment pursuant to paragraph 14 which shall not require shareholder approval); (b) any modification of the provisions of paragraph 4 regarding eligibility for grants of ISOs (c) any modification of the provisions of paragraph 7(b) regarding the exercise price at which shares may be offered pursuant to ISOs (except by adjustment pursuant to paragraph 14 which shall not require shareholder approval); and (d) any extension of the expiration date of the Plan. Except as provided in the fourth sentence of this paragraph 16, in no event may action of the Board or shareholders alter or impair the rights of an optionee without his consent, under any Option previously granted to him.

     17.  Determination of Fair Market Value.  If, at the time "fair market
          ----------------------------------
value" is determined under paragraph 7, subparagraph 14(b) or paragraph 15, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if such Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange and is then reported on such list; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange and is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time such determination is made, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     18.  Conversion of ISOs into Non-Qualified Options; Termination of ISOs.
          ------------------------------------------------------------------
The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

     19.  Application of Funds.  The proceeds received by the Company from the
          --------------------
sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

     20.  Governmental Regulation.  The Company's obligation to sell and deliver
          -----------------------
shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization issuance or sale of such shares.

     21.  Withholding of Additional Income Taxes.  Upon the exercise of a Non-
          --------------------------------------
Qualified Option or the making of a Disqualifying Disposition (as defined in paragraph 22), the Company, in accordance with Section 3402(a) of the Code, may require the optionee, to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income. The Committee in its discretion may condition the exercise of an Option on the purchaser's or optionee's payment of such additional withholding taxes.

     22.  Notice to Company of Disqualifying Disposition.  Each employee who
          ----------------------------------------------
receives ISOs shall agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock received pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such stock before the later of (a) two years after the employee was granted the ISO under which he acquired such stock, or (b) one year after the employee acquired such stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

     23.  Governing Law; Construction.  The validity and construction of the
          ---------------------------
Plan and the instruments evidencing Options shall be governed by the laws of the State of Oregon. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.